UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ALTERYX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Alteryx, Inc. The meeting will be held at 3333 Michelson Drive, Palm Conference Room, Irvine, California 92612 on Wednesday, June 13, 2018 at 8:00 a.m. Pacific Time.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares in person.

Sincerely,

Dean A. Stoecker
Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 13, 2018: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT

HTTP://WWW.ASTPROXYPORTAL.COM/AST/21395/.

ALTERYX, INC.

3345 Michelson Drive, Suite 400

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2018

Time and Date:	Wednesday, June 13, 2018 at 8:00 a.m. Pacific Time

Place:	3333 Michelson Drive, Palm Conference Room, Irvine, California 92612

Items of Business:	1.	Elect two Class I directors of Alteryx, Inc., each to serve a three-year term expiring at the 2021 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 19, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Proxy Voting:	Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.alteryx.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about April 27, 2018.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Christopher M. Lal
Senior Vice President, General Counsel and Corporate Secretary

Irvine, California
April 27, 2018

ALTERYX, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

i

ii

ALTERYX, INC.

3345 Michelson Drive, Suite 400

Irvine, California 92612

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

April  27, 2018

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Alteryx, Inc. for use at our 2018 Annual Meeting of Stockholders, or Annual Meeting, to be held at 3333 Michelson Drive, Palm Conference Room, Irvine, California 92612 on Wednesday, June 13, 2018 at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2018. An annual report for the year ended December 31, 2017 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Alteryx, Inc. as “Alteryx,” “we” or “us.”

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Quorum

Only holders of record of our Class A common stock and Class B common stock at the close of business on April 19, 2018, or Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 28,640,564 shares of Class A common stock and 31,952,979 shares of Class B common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this Proxy Statement, or Proposal No. 1, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, or Proposal No. 2. None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person—stockholders who attend the Annual Meeting may vote in person;

•	vote through the Internet—in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 12, 2018. Submitting your proxy through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. For Proposal No. 1, you may vote “FOR ALL NOMINEES” to our board of directors, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking “Governance Documents” in the “Corporate Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding at executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors, consulting with the chairperson regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of our board of directors and meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.

Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time. Mr. Stoecker, our Chief Executive Officer is also the Chairman of our board of directors. Our board of directors determined that having our Chief Executive Officer also serve as the Chairman of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Stoecker founded and has led our company since its inception. Our board of directors believes that Mr. Stoecker’s strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his experience serving as the Chairman of our board of directors and Chief Executive Officer since our inception make him well qualified to serve as both Chairman of our board of directors and Chief Executive Officer.

Because Mr. Stoecker serves in both these roles, our board of directors appointed Charles R. Cory to serve as our lead independent director. As lead independent director, Mr. Cory presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors

The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Kimberly E. Alexy, John Bellizzi, Charles R. Cory, Jayendra Das, Jeffrey L. Horing, Timothy I. Maudlin, and Eileen M. Schloss, representing seven of our eight directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and corporate governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Legal Department, or in the “Investors” section of our website, which is located at https://investor.alteryx.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is composed of Mr. Maudlin, who is the chairperson of our audit committee, Ms. Alexy and Mr. Cory. Each member of our audit committee is independent under the current New York Stock Exchange and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current New York Stock Exchange listing standards. Our board of directors has also determined that simultaneous service by Ms. Alexy on the audit committees of four public companies does not impair her ability to serve on our audit committee. In addition, our board of directors has determined that Mr. Maudlin, Ms. Alexy, and Mr. Cory are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	reviewing the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related-party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Mr. Cory, who is the chairperson of our compensation committee, Mr. Das and Ms. Schloss. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	administering our equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation goals and objectives.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. Alexy, who is the chairperson of the nominating and corporate governance committee, Mr. Bellizzi and Ms. Schloss. The composition of our nominating and corporate governance committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending changes to our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors, executive officers and employees (with waivers for directors or executive officers to be approved by our board of directors);

•	evaluating, and overseeing the process of evaluating, the performance of our board of directors and committees; and

•	assisting our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during the year ended December 31, 2017 included Mr. Cory, Mr. Das and Ms. Schloss. None of the members of our compensation committee in 2017 was at any time during 2017 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2017, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2017, our board of directors met seven times and acted by unanimous written consent two times, the audit committee met seven times, the compensation committee met four times and acted by unanimous written consent four times, and the nominating and corporate governance committee met two times and acted by unanimous written consent two times. During 2017, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in March 2017 and did not have an annual meeting of stockholders in 2017.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Cory, is the presiding director at these meetings.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

Alteryx, Inc.

c/o Corporate Secretary

3345 Michelson Drive, Suite 400

Irvine, California 92612

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Investors” section of our website, which is located at https://investor.alteryx.com under “Governance Documents” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2019 and 2020, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2021 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations and length of service on our board of directors as of March 31, 2018, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Timothy I. Maudlin(1)	67	Director	December 2015
Eileen M. Schloss(2)	64	Director	May 2017

(1)	Member of the audit committee
(2)	Member of the compensation committee and the nominating and corporate governance committee

Timothy I. Maudlin has served as a member of our board of directors since December 2015. Mr. Maudlin served as the Managing General Partner of Medical Innovation Partners, a venture capital firm, from 1989 to 2007. Mr. Maudlin also served as a Principal and the Chief Financial Officer of Venturi Group, LLC, an incubator and venture capital firm, from 1999 to October 2001. Mr. Maudlin has served on the board of directors of Web.com Group, Inc. since February 2002. He previously served as a member of the board of directors of ExactTarget, Inc. from May 2008 to July 2013, MediaMind Technologies, Inc. from August 2008 to June 2011, and Sucampo Pharmaceuticals, Inc. from September 2006 to February 2013. Mr. Maudlin is also currently a member of the board of directors of several private companies. Mr. Maudlin is a certified public accountant (inactive) and holds a B.A. in economics from St. Olaf College and a M.M. in accounting, finance and management from the Kellogg School of Management at Northwestern University. We believe that Mr. Maudlin is qualified to serve on our board of directors because of his extensive financial and accounting experience gained from his experience in the venture capital industry and extensive experience serving on boards of directors of various private and public technology companies.

Eileen M. Schloss has served as a member of our board of directors since May 2017. Ms. Schloss was the Executive Vice President, Human Resources and Real Estate for Medidata Solutions, Inc., a software as a service company, from 2012 to March 2017. Ms. Schloss served as Executive Vice President, Human Resources for Rovi Corporation, a digital media entertainment software and services company, from 2007 to 2012. Prior to that, Ms. Schloss served as Vice President, Administration for Caspian Networks, Inc., a networking company, from 2002 to 2006. Ms. Schloss holds a B.S. from the University of San Francisco and an M.S. from Pepperdine University. We believe that Ms. Schloss is qualified to serve on our board of directors because of her extensive experience working for public companies in the software industry as a human resources professional.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of March 31, 2018 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Kimberly E. Alexy(1)(3)	47	Director	February 2017
John Bellizzi(3)	59	Director	March 2011
Jayendra Das(2)	49	Director	March 2011

Class III Directors:
Charles R. Cory(1)(2)*	63	Director	March 2016
Jeffrey L. Horing	54	Director	September 2014
Dean A. Stoecker	61	Chairman of the Board of Directors and Chief Executive Officer	March 1997

*	Lead Independent Director
(1)	Member of the audit committee
(2)	Member of compensation committee
(3)	Member of the nominating and corporate governance committee

Kimberly E. Alexy has served as a member of our board of directors since February 2017. Ms. Alexy currently serves as the Principal of Alexy Capital Management, a private investment management firm that she founded in 2005. Previously, Ms. Alexy served as the Senior Vice President and Managing Director of Equity Research for Prudential Securities, the financial services arm of Prudential Financial, Inc., an insurance and investment management company from 1998 to 2003. Prior to that, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, from 1995 to 1998. Ms. Alexy has served on the board of directors of CalAmp Corp. since February 2008, Five9, Inc. since October 2013, FireEye, Inc. since January 2015, and Microsemi Corporation, since September 2016. Ms. Alexy is a chartered financial analyst and holds a B.A. from Emory University and an M.B.A. from the College of William and Mary. We believe that Ms. Alexy is qualified to serve on our board of directors because of her extensive experience on public company boards and experience in the financial services industry as an investment professional.

John Bellizzi has served as a member of our board of directors since March 2011. Since April 2008, Mr. Bellizzi has served as the Global Head of Corporate Development at Thomson Reuters Corporation, a provider of news and information for professional markets. Prior to that role, Mr. Bellizzi served as the Senior Vice President of Business Development and Operations at Thomson Corp. from June 2005 to April 2008. Mr. Bellizzi holds a B.A. in economics from Queens College and an M.B.A. in finance and international business from New York University. We believe that Mr. Bellizzi is qualified to serve on our board of directors because of his extensive corporate and business development experience.

Jayendra Das has served as a member of our board of directors since March 2011. Mr. Das co-founded Sapphire Ventures, LLC, a technology venture capital firm, where he has worked since July 2006 and has served as a Managing Director since January 2011. Prior to Sapphire Ventures, Mr. Das served in variety of roles at various venture capital firms, including Director at Agilent Ventures from June 2004 to July 2006, Principal at MVC Capital from 2001 to 2004, and Strategic Investment Manager at Intel Capital from 1999 to 2001. Mr. Das is currently a member of the board of directors of several private companies, and previously served on the board of directors of Five9, Inc. from April 2013 to May 2017. Mr. Das holds a B.S. in electrical engineering from Brown University and an M.B.A. from the University of Chicago. We believe that Mr. Das is qualified to serve on our board of directors because of his corporate finance and business expertise gained from his experience in the venture capital industry including his time spent serving on boards of directors of various technology companies.

Charles R. Cory has served as a member of our board of directors since March 2016. Previously, Mr. Cory worked for Morgan Stanley from September 1982 to December 2015 in various roles including most recently as its Chairman, Technology Investment Banking. Mr. Cory holds a B.A. in government and a J.D. and M.B.A. from the University of Virginia. We believe that Mr. Cory is qualified to serve on our board of directors because of his extensive experience analyzing technology companies and his significant financial services experience.

Jeffrey L. Horing has served as a member of our board of directors since September 2014. Mr. Horing is a Managing Director at Insight Venture Partners, a private equity investment firm, which he co-founded in 1995. Previously, Mr. Horing held various positions at Warburg Pincus LLC and at Goldman Sachs & Co. LLC. Mr. Horing served on the board of directors of Wix.com Ltd. from March 2011 to June 2014. Mr. Horing is currently a member of the board of directors of several private companies. Mr. Horing holds a B.S. and B.A. from the University of Pennsylvania’s Moore School of Engineering and the Wharton School, respectively. He also holds an M.B.A. from the M.I.T. Sloan School of Management. We believe that Mr. Horing is qualified to serve on our board of directors because of his corporate finance and business expertise gained from his experience in the venture capital industry, including his time spent serving on boards of directors of various technology companies.

Dean A. Stoecker co-founded our company and has served as our Chairman of our board of directors and Chief Executive Officer since our inception in March 1997. Prior to joining us, Mr. Stoecker served as Director of Enterprise Solutions for Integration Technologies, Inc., a systems integrator, and as Vice President of Sales at Strategic Mapping Inc., a provider of geospatial mapping information technologies. He also held various sales and strategic roles at Donnelly Marketing Information Services, a division of Dun & Bradstreet, Inc., a business services company. Mr. Stoecker holds a B.S. in international business from the University of Colorado Boulder and an M.B.A. from Pepperdine University. We believe that Mr. Stoecker is qualified to serve on our board of directors because of the industry perspective and experience that he brings as our co-founder, Chairman of our board of directors, and Chief Executive Officer and the thorough knowledge of our company that he brings to our board of directors’ strategic imperatives, tactical execution to support the imperatives and overall policy-making discussions.

There are no family relationships among our directors and executive officers.

Director Compensation

The following table provides information for the year ended December 31, 2017 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2017, other than Mr. Stoecker, the Chairman of our Board of Directors and Chief Executive Officer. Mr. Stoecker is not included in the table below, as he is an employee and receives no compensation for his service as director. The compensation received by Mr. Stoecker as an employee is shown in the “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kimberly E. Alexy(2)	$32,653	$224,192	$256,845
John Bellizzi(3)	25,974	166,067	192,041
Charles R. Cory(4)	48,459	166,067	214,526
Jayendra Das(5)	27,137	166,067	193,204
Douglas F. Garn(6)	8,352	166,067	174,419
Jeffrey L. Horing(7)	23,260	166,067	189,327
Timothy I. Maudlin(8)	34,890	166,067	200,957
Eileen M. Schloss(9)	25,200	146,053	171,253

(1)

The amounts reported in this column represent the aggregate grant date value of RSU awards made to directors in 2017 computed in accordance with Financial Accounting Standard Board Accounting Standards

Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.
(2)	As of December 31, 2017, Ms. Alexy held 14,464 RSUs. The RSUs vest in accordance with the vesting schedule described under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.”
(3)	As of December 31, 2017, Mr. Bellizzi held 10,714 RSUs. The RSUs vest in accordance with the vesting schedule described below under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.”
(4)	As of December 31, 2017, Mr. Cory held 10,714 RSUs and options to purchase 132,656 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.” The stock option vests and becomes exercisable in twenty-four equal monthly installments beginning on April 10, 2016, subject to Mr. Cory’s continuing service on each vesting date, and expires ten years after the date of grant. This stock option also provides that, in the event of a change of control (as defined in our Amended and Restated 2013 Stock Plan, or 2013 Plan), all the unvested shares subject to the stock option will become immediately vested and exercisable as of the date immediately prior to the change of control.
(5)	As of December 31, 2017, Mr. Das held 10,714 RSUs. The RSUs vest in accordance with the vesting schedule described below under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.”
(6)	In March 2017, Mr. Garn was granted 10,714 RSUs. The RSUs did not vest and, upon his retirement from our board of directors in June 2017, were forfeited. As of December 31, 2017, Mr. Garn held no RSUs or options to purchase shares of Class B common stock.
(7)	As of December 31, 2017, Mr. Horing held 10,714 RSUs. The RSUs vest in accordance with the vesting schedule described below under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.”
(8)	As of December 31, 2017, Mr. Maudlin held 10,714 RSUs and options to purchase 132,656 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “— Non-Employee Director Equity Compensation—Initial Public Offering RSU Grant.” As of December 31, 2017, all of the shares of Class B common stock subject to the stock option were vested.
(9)	Ms. Schloss was appointed to our board of directors in May 2017. As of December 31, 2017, Ms. Schloss held 8,730 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Equity Compensation—Initial Appointment RSU Grant.”

Non-Employee Director Compensation Arrangements

In February 2017, our board of directors approved the following cash and equity compensation for our non-employee directors.

Non-Employee Director Equity Compensation

Each non-employee director is entitled to receive RSUs under our 2017 Equity Incentive Plan, or 2017 Plan, as follows:

Initial Public Offering RSU Grant.    In connection with our initial public offering, each non-employee director on our board of directors at the time of our initial public offering was granted RSUs, or the IPO RSUs, having an aggregate value of $150,000 based on the initial public offering price. The IPO RSUs fully vested on March 24, 2018.

Initial Appointment RSU Grant.    Each non-employee director appointed to our board of directors after our initial public offering is granted an initial grant of RSUs, or the Initial Appointment RSUs, on the date of his or her appointment to our board of directors having an aggregate value of $150,000 (with such amount pro-rated based on the number of days between the date of such non-employee director’s appointment and (i) the date of our first annual meeting of stockholders following the date of grant or (ii) to the extent that we have not determined the date of the next annual meeting of stockholders on or before the date of grant, then the one-year anniversary of the most recently completed annual meeting of our stockholders (or in the case of a non-employee director appointed to our board of directors prior to our 2018 annual meeting of stockholders, the one-year anniversary of the closing of our initial public offering)) based on the average daily closing price of the Class A common stock in the ten business days ending on the day preceding the date of grant. The Initial Appointment RSUs will fully vest on the earlier of (i) the date of our first annual meeting of stockholders following the date of grant and (ii) the date that is one year following the date of grant, in each case so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a Corporate Transaction (as defined in our 2017 Plan).

If an individual is appointed as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual RSU grant, as described below, in lieu of the Initial Appointment RSUs.

Annual RSU Grant.    On the date of each annual meeting of stockholders, commencing with the Annual Meeting, each non-employee director who is serving on our board of directors on, and will continue to serve on our board of directors following, the date of such annual meeting will automatically be granted RSUs, or the Annual RSUs, having an aggregate value of $150,000 based on the average daily closing price of the Class A common stock in the ten business days ending on the day preceding the date of grant. The Annual RSUs will fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders and (ii) the date that is one year following the date of grant, in each case so long as the non-employee director continues to us through such date. In addition, the Annual RSUs will fully vest upon the consummation of a Corporate Transaction (as defined in our 2017 Plan).

Non-Employee Director Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $30,000 for service on our board of directors and additional annual cash compensation for committee membership as follows:

•	Audit committee chair: $15,000

•	Audit committee member: $7,500

•	Compensation committee chair: $10,000

•	Compensation committee member: $5,000

•	Nominating and corporate governance committee chair: $7,000

•	Nominating and corporate governance committee member: $3,500

Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation. In addition, our lead independent director is entitled to receive an additional annual cash retainer of $15,000.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2018 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2017. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during the years ended December 31, 2016 and 2017. Our audit committee has determined that PricewaterhouseCoopers LLP’s provision of these services, which are described below, does not impair PricewaterhouseCoopers LLP independence from us. During the years ended December 31, 2016 and 2017, fees for services provided by PricewaterhouseCoopers LLP were as follows:

Fees Billed to Alteryx	2016	2017
Audit fees(1)	$1,166,604	$1,682,427
Audit-related fees(2)	—	—
Tax fees(3)	—	—
Other fees(4)	28,440	1,800

Total fees	$1,195,044	$1,642,227

(1)	“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statements on Form S-1 related to our initial public offering in March 2017 and our follow-on offering in September 2017; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.
(4)	Includes fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018, by:

•	each of our named executive officers;

•	each of our directors or director nominees;

•	all of our directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 28,244,358 shares of Class A common stock and 32,343,732 shares of Class B common stock outstanding as of March 31, 2018. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2018 or RSUs that may vest and settle within 60 days of March 31, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
Dean A. Stoecker(2)	—	—	8,902,056	27.46	25.26
Robert S. Jones(3)	897	*	26,445	*	*
Seth Greenberg(4)	1,102	*	41,671	*	*
Kimberly E. Alexy(5)	14,464	*	—	—	*
John Bellizzi(6)	13,214	*	—	—	*
Charles R. Cory(7)	10,714	*	132,656	*	*
Jayendra Das(8)	175,870	*	—	—	*
Jeffrey L. Horing(9)	685,714	2.43	12,870,545	39.79	36.79
Timothy I. Maudlin(10)	10,714	*	132,656	*	*
Eileen M. Schloss(11)	8,730	*	—	—	*
All executive officers and directors as a group (13 persons)(12)	932,224	3.30	22,704,395	70.11	64.75
Other 5% Stockholders:
Entities affiliated with Insight Venture Partners(9)	685,714	2.43	12,870,545	39.79	36.79
Thomson Reuters U.S. LLC(13)	—	—	4,245,231	13.13	12.07
ICONIQ Capital(14)	675,000	2.39	2,670,985	8.26	7.79
Olivia Duane Adams(15)	—	—	1,930,131	5.86	5.40
Entities affiliated with Abdiel Capital(16)	4,001,344	14.17	—	—	1.14
The Vanguard Group(17)	1,845,518	6.53	—	—	*
Columbia Wanger Asset Management, LLC(18)	1,561,897	5.53	—	—	*
Capital World Investors(19)	1,444,433	5.11	—	—	*

*	Less than 1%
(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)	Consists of (i) 386,818 shares of Class B common stock held by Mr. Stoecker, (ii) 8,444,920 shares of Class B common stock held of record by DBRA, Limited Partnership, or DBRA, and (iii) 70,318 shares of Class B common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of March 31, 2018. Mr. Stoecker is the general partner of DBRA and, therefore, may be deemed to hold sole voting and dispositive power over the shares held by DBRA.
(3)	Consists of (i) 897 shares of Class A common stock held by Mr. Jones and (ii) 26,445 shares of Class B common stock subject to options held by Mr. Jones that are exercisable within 60 days of March 31, 2018.
(4)	Consists of (i) 1,102 shares of Class A common stock held by Mr. Greenberg and (ii) 41,671 shares of Class B common stock subject to options held by Mr. Greenberg that are exercisable within 60 days of March 31, 2018.
(5)	Consists of 14,464 shares of Class A common stock held by Ms. Alexy.
(6)	Consists of 13,214 shares of Class A common stock held by Mr. Bellizzi.
(7)	Consists of (i) 10,714 shares of Class A common stock held by Mr. Cory and (ii) 132,656 shares of Class B common stock subject to options held by Mr. Cory that are exercisable within 60 days of March 31, 2018.
(8)	Consists of (i) 165,156 shares of Class A common stock held of record by Sapphire Ventures (GPE) I, L.L.C., or Sapphire GP, and (ii) 10,714 shares of Class A common stock held by Mr. Das. Nino N. Marakovic, Richard Douglas Higgins, Jayendra Das, David A. Hartwig, and Andreas M. Weiskam, as the managing members of Sapphire GP, may be deemed to share voting and dispositive power over the shares held by Sapphire GP. The address for these entities is 3408 Hillview Avenue, Palo Alto, CA 94304.
(9)

Consists of (i) 209,429 shares of Class A common stock and 3,993,269 shares of Class B common stock held of record by Insight Venture Partners VIII, L.P., (ii) 54,173 shares of Class A common stock and 1,032,943 shares of Class B common stock held of record by Insight Venture Partners (Cayman) VIII, L.P., (iii) 66,424 shares of Class A common stock and 1,266,543 shares of Class B common stock held of record by Insight Venture Partners (Delaware) VIII, L.P., (iv) 7,474 shares of Class A common stock and 142,515 shares of Class B common stock held of record by Insight Venture Partners VIII (Co-Investors), L.P., (v) 195,796 shares of Class A common stock and 3,733,342 shares of Class B common stock held of record by Insight Venture Partners Coinvestment Fund III, L.P., (vi) 141,704 shares of Class A common stock and 2,701,933 shares of Class B common stock held of record by Insight Venture Partners Coinvestment Fund (Delaware) III, L.P., and (vii) 10,714 shares of Class A common stock held by Mr. Horing. Insight Holdings Group, LLC, or Holdings, is the sole shareholder of Insight Venture Associates VIII, Ltd., or IVA Ltd. IVA Ltd is the general partner of Insight Venture Associates VIII, L.P., or IVA LP, which is the general partner of Insight Venture Partners VIII, L.P., Insight Venture Partners (Cayman) VIII, L.P., Insight Venture Partners (Delaware) VIII, L.P., and Insight Venture Partners VIII (Co-Investors), L.P., or collectively, Fund VIII. Holdings is also the sole shareholder of Insight Venture Associates Coinvestment III, Ltd., or IVAC Ltd. IVAC Ltd. is general partner of Insight Venture Associates Coinvestment III, L.P., or IVAC. IVAC is the general partner of Insight Venture Partners Coinvestment Fund III, L.P. and Insight Venture Partners Coinvestment Fund (Delaware) III, L.P., or collectively, Coinvest III. Of the shares of common stock beneficially owned, Insight Venture Partners VIII, L.P. reported that it had sole voting and dispositive power with respect to 4,202,698 shares, Insight Venture Partners (Cayman) VIII, L.P. reported that it had sole voting and dispositive power with respect to 1,087,116 shares, Insight Venture Partners (Delaware) VIII, L.P. reported that it had sole voting and dispositive power with respect to 1,332,967 shares, Insight Venture Partners VIII (Co-Investors), L.P. reported that it had sole voting and dispositive power with respect to 149,989 shares, Insight Venture Partners Coinvestment Fund III, L.P. reported that it had sole voting and dispositive power with respect to 3,929,138 shares, Insight Venture Partners Coinvestment Fund (Delaware) III, L.P. reported that it had sole voting and dispositive power with respect to 2,843,637 shares, IVA LP, IVA Ltd, IVAC and IVAC Ltd reported that each had shared voting and dispositive power with respect to 6,772,770 shares, and Holdings reported that it had shared voting and dispositive power with respect to 13,545,545 shares. Each of Jeffrey L. Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings. Because Messrs. Horing, Parekh, Sobiloff, Lieberman, and Triplett are members of the board of managers of Holdings, Holdings is the sole shareholder of IVA Ltd and the general partner of IVAC, IVA LP is the general partner of Fund VIII, and IVAC is the general partner of Coinvest III, Messrs. Horing, Parekh, Sobiloff, Lieberman, and Triplett may be deemed to share voting and dispositive power over the shares noted above. The address for these entities is 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.
(10)	Consists of (i) 10,714 shares of Class A common stock held by Mr. Maudlin and (ii) 132,656 shares of Class B common stock subject to options held by Mr. Maudlin that are exercisable within 60 days of March 31, 2018.
(11)	Consists of 8,730 shares of Class A common stock issuable upon the settlement of restricted stock units held by Ms. Schloss that will vest within 60 days of March 31, 2018.
(12)	Consists of (i) 923,494 shares of Class A common stock and 21,702,283 shares of Class B common stock, (ii) 8,730 shares of Class A common stock issuable upon the settlement of restricted stock units that will vest within 60 days of March 31, 2018, and (iii) 1,002,112 shares of Class B common stock subject to options that are exercisable within 60 days of March 31, 2018, of which 282,932 shares subject to options are unvested as of such date, held by all of our executive officers and directors, as a group.
(13)	Consists of 4,245,231 shares held of record by Thomson Reuters U.S. LLC. Thomson Reuters U.S. LLC is an indirect, wholly owned subsidiary of Thomson Reuters Corporation, an Ontario, Canada corporation listed on the New York Stock Exchange and Toronto Stock Exchange. Of the shares of Class B common stock beneficially owned, Thomson Reuters Corporation and Thomson Reuters U.S. LLC reported that each had shared voting and dispositive power with respect to 4,245,231 shares. The address for Thomson Reuters U.S. LLC is One Station Place, Stamford, CT 06902.
(14)	Consists of (i) 378,618 shares of Class A common stock and 907,480 shares of Class B common stock held of record by ICONIQ Strategic Partners II, L.P., or ICONIQ, (ii) 296,382 shares of Class A common stock and 710,373 shares of Class B common stock held of record by ICONIQ Strategic Partners II-B, L.P., or ICONIQ B, and (iii) 1,053,132 shares of Class B common stock held of record by ICONIQ Strategic Partners II Co-Invest, L.P., AX Series, or ICONIQ AX. ICONIQ Strategic Partners II GP, L.P., or ICONIQ GP, is the general partner of each of ICONIQ, ICONIQ B, and ICONIQ AX. ICONIQ Strategic Partners II TT GP, Ltd., or ICONIQ Parent GP, is the general partner of ICONIQ GP. Divesh Makan and William Griffith are the sole equity holders and directors of ICONIQ Parent GP and may be deemed to share voting and dispositive power over the shares noted above. The address for these entities is c/o ICONIQ Strategic Partners, 394 Pacific Avenue, 2nd Floor, San Francisco, CA 94111.
(15)	Consists of (i) 1,330,173 shares of Class B common stock held by Ms. Duane Adams and (ii) 599,958 shares of Class B common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of March 31, 2018.
(16)	Based solely on information contained in a Schedule 13G/A filed with the SEC on January 31, 2018 by Abdiel Qualified Master Fund, LP, or AQMF, Abdiel Capital, LP, or AC, Abdiel Capital Management, LLC, or ACM, Abdiel Capital Advisors, LP, or ACA, and Colin T. Moran. Consists of (i) 3,859,498 shares of Class A common stock held of record by AQMF, and (ii) 141,846 shares of Class A common stock held of record by AC. ACM and ACA serve as the general partner and the investment manager, respectively, of AQMF and AC. Colin T. Moran serves as managing member of ACM and Abdiel Capital Partners, LLC, which serves as the general partner of ACA. Of the shares of Class A common stock beneficially owned, AQMF reported that it had shared voting and dispositive power with respect to 3,859,498 shares, AC had shared voting and dispositive power with respect to 141,846 shares, and ACM, ACA and Colin T. Moran each had shared voting and dispositive power with respect to 4,001,344 shares. The address for these entities is c/o Abdiel Capital, 410 Park Avenue, Suite 930, New York, NY 10022.
(17)

Based solely on information contained in a Schedule 13G filed with the SEC on February 8, 2018 by The Vanguard Group, or Vanguard. Of the shares of Class A common stock beneficially owned, Vanguard reported that it had sole voting power with respect to 44,019 shares, sole dispositive power with respect to

1,801,499 shares, and shared dispositive power with respect to 44,019 shares. The address for this entity is 100 Vanguard Blvd., Malvern, PA 19355.
(18)	Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2018 by Columbia Wanger Asset Management, LLC, or Columbia Wanger. Of the shares of Class A common stock beneficially owned, Columbia Wanger reported that it had sole voting power with respect to 1,460,880 shares and sole dispositive power with respect to 1,561,897 shares. The address for this entity is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.
(19)	Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018 by Capital World Investors. Consists of 1,444,433 shares of Class A common stock held of record by Capital World Investors. Capital World Investors divisions of Capital Research and Management Company and Capital International Limited collectively provide investment management services under the name Capital World Investors. Capital World Investors hold Class A common stock on behalf of SMALLCAP World Fund, Inc. Of the shares of Class A common stock beneficially owned, Capital World Investors reported that it had sole voting power with respect to 1,444,433 shares and sole dispositive power with respect to 1,444,433 shares. The address for these entities is c/o Capital World Investors, 333 South Hope Street, Los Angeles, CA 90071.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The names of our executive officers and key employees, their ages as of March 31, 2018 and their positions are shown below.

Name	Age	Position
Executive Officers:
Dean A. Stoecker	61	Chairman of the Board of Directors and Chief Executive Officer
Kevin Rubin	43	Chief Financial Officer
Robert S. Jones	54	Chief Revenue Officer
Seth K. Greenberg	54	Chief Marketing Officer
Langley P. Eide	42	Chief Strategy Officer
Christopher M. Lal	45	Senior Vice President, General Counsel, and Corporate Secretary

Key Employees:
Olivia Duane Adams	55	Chief Customer Officer
Jay Bourland	56	Senior Vice President, Engineering

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. Stoecker, please refer to “Proposal No. 1—Election of Directors.”

Kevin Rubin has served as our Chief Financial Officer since April 2016. Prior to joining us, Mr. Rubin served as Chief Financial Officer of MSC Software Corporation, an enterprise simulation software company, from July 2011 to April 2016. Mr. Rubin has also served as Chief Financial Officer for Pictage, Inc., DataDirect Networks, Inc., and MRV Communications, Inc. Mr. Rubin holds a B.A. in business economics with an emphasis in accounting from the University of California, Santa Barbara.

Robert S. Jones has served as our Chief Revenue Officer, and has been in charge of our sales, business development, and customer success functions, since February 2017. Prior to joining us, Mr. Jones was the Senior Vice President—Midmarket and Ecosystem Sales, North America at SAP, from April 2016 to January 2017. Mr. Jones served as the Senior Vice President, Americas at Tableau Software, from May 2013 to April 2016. Prior to that, he served in various roles at SAP from January 2010 to May 2013, including as Chief Operating Officer—Database & Technology Division and Group Vice President—Western United States. Mr. Jones holds a B.S. in marketing from California State University Chico and an M.B.A. from Pepperdine University.

Seth K. Greenberg has served as our Chief Marketing Officer since January 2017. Prior to joining us, Mr. Greenberg was the interim Chief Marketing Officer at Bask Technology, Inc., a remote technology support provider, from November 2015 to January 2017. Prior to that, Mr. Greenberg served as an independent consultant for various companies between April 2015 to October 2015. Mr. Greenberg also served as the Chief Marketing Officer at LifeLock Inc., an identity theft protection company, from July 2013 to March 2015. Prior to that, he served in various roles at Intuit Inc., a business and financial software company, from July 2006 to July 2013, including as Vice President, Social, Advertising, Brand & Digital Strategy and Vice President, Global Media & Digital Marketing. Mr. Greenberg holds a B.A. in communication arts from Loyola Marymount University.

Langley P. Eide has served as our Chief Strategy Officer since August 2017 and previously served as our Senior Vice President, Strategy and Operations and Vice President, Strategy & Corporate Development since April 2015. From March 2014 to April 2015, Ms. Eide served as an independent consultant, including as Head of Finance for A Medium Corporation. Ms. Eide served as Vice President, Finance and Strategy at ServiceNow,

Inc., an enterprise cloud company, from January 2013 to February 2014. Prior to ServiceNow, Ms. Eide worked at Morgan Stanley & Co. LLC, a financial services company, from January 2007 to October 2012, including most recently as an Executive Director in the Equity Capital Markets group. Ms. Eide holds a B.A. in economics from Williams College.

Christopher M. Lal has served as our Senior Vice President, General Counsel, and Corporate Secretary since August 2016. Prior to joining us, Mr. Lal served as Vice President, General Counsel, and Corporate Secretary for Tilly’s Inc., a publicly traded retail and ecommerce company, from October 2012 to July 2016. Prior to Tilly’s, Mr. Lal served as Executive Vice President and General Counsel for Thompson National Properties, LLC, a real estate investment firm, from July 2009 to January 2012. Prior to that, he served as Senior Vice President, General Counsel, and Corporate Secretary for Sunstone Hotel Investors, Inc., a publicly traded real estate investment trust, from April 2007 to May 2009 and General Counsel and Assistant Corporate Secretary for RemedyTemp, Inc., a publicly traded provider of staffing solutions, from February 2005 to June 2006. He began his career as a corporate and securities attorney at O’Melveny & Myers LLP. Mr. Lal holds a B.A. from the University of California, Santa Barbara, and a J.D. from the University of Southern California.

Key Employees

Olivia Duane Adams co-founded our company and has served as the Chief Customer Officer since August 2011 and previously served as the Executive Vice President, Marketing from our inception in March 1997 to August 2011. Prior to joining us, Ms. Adams served as a Sales Representative and an Account Manager for Strategic Mapping Inc. from March 1993 to June 1996. Ms. Adams also served as an Account Manager for Donnelley Marketing Information Services, a division of Dun & Bradstreet. Ms. Adams holds a B.S. in business administration and marketing from Castleton University.

Jay Bourland has served as our Senior Vice President, Engineering since April 2016. Prior to joining us, Dr. Bourland served in various roles at Pitney Bowes from July 2004 to April 2016, including most recently as its Senior Vice President and General Manager Customer Engagement Solutions. Prior to that, Dr. Bourland served as Vice President Centrus Technology at Group 1 Software, Inc., a mailing efficiency, data quality, and customer communications company acquired by Pitney Bowes in July 2004. Prior to Group 1 Software, he was a Senior Product Manager at Sagent Technology, Inc., a software company, and a Senior Professional Services Engineer at Qualitative Marketing Software, Inc., a software company. Dr. Bourland holds a B.S. in mathematics from the University of Tennessee at Martin and an M.S. and Ph.D. from Southern Methodist University in applied mathematics.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at December 31, 2017. We refer to these three executive officers as our “Named Executive Officers.” The compensation awarded to, earned by, or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended December 31, 2016 and 2017, as applicable, is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for the year ended December 31, 2017 were:

•	Dean A. Stoecker, Chairman of the Board of Directors and Chief Executive Officer;

•	Robert S. Jones, Chief Revenue Officer; and

•	Seth K. Greenberg, Chief Marketing Officer

Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2017 and for the year ended December 31, 2016 for Mr. Stoecker who was also a named executive officer for such year:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Dean A. Stoecker	2017	$375,000	$—	$—	$310,438	$7,219	$692,657
Chairman of the Board of Directors and Chief Executive Officer	2016	310,500	1,153,125	957,708	150,000	7,218	2,578,551
Robert S. Jones(4)	2017	320,833	—	1,145,240	234,783	5,198	1,706,054
Chief Revenue Officer
Seth K. Greenberg(5)	2017	287,500	—	713,437	147,255	7,141	1,155,333
Chief Marketing Officer

(1)	The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the RSUs and stock options granted to our Named Executive Officers during the years ended December 31, 2016 and 2017, as applicable, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017. Note that the amounts reported in these columns reflect the accounting cost for these RSUs and stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the RSUs and stock options.
(2)	The amounts reported represent amounts earned under our discretionary annual bonus program, in the case of Messrs. Stoecker and Greenberg, and under Mr. Jones’ sales commission plan, in the case of Mr. Jones. Payments for the year ended December 31, 2017 are described in greater detail in the sections titled “—Non-Equity Incentive Plan Compensation” and “—Offer Letters”.
(3)	The amounts reported represent our matching contributions on the Named Executive Officer’s behalf under our 401(k) plan.

(4)	Mr. Jones became our Chief Revenue Officer in February 2017 and was not a Named Executive Officer in 2016.
(5)	Mr. Greenberg became our Chief Marketing Officer in January 2017 and was not a Named Executive Officer in 2016.

Equity Compensation

From time to time, we grant equity awards in the form of stock options and RSUs to our Named Executive Officers, which are generally subject to vesting based on each of our Named Executive Officer’s continued service with us. Each of our Named Executive Officers currently holds outstanding stock options to purchase shares of our Class B common stock that were granted under our 2013 Plan, as set forth in the “Outstanding Equity Awards at Fiscal Year-End Table” below. In addition, Mr. Stoecker currently holds outstanding RSUs to be settled in shares of Class B common stock that were granted under our 2013 Plan, as set forth in the “Outstanding Equity Awards at Fiscal Year-End  Table” below.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSU awards held as of December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)						Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Dean A. Stoecker	11/29/2016	(3)	50,784	136,716	$12.30	11/29/2026	—	$—
	11/29/2016	(4)	—	—	—	—	70,312	1,776,784
Robert S. Jones	02/07/2017	(3)	—	199,999	13.84	02/07/2027
Seth K. Greenberg	02/07/2017	(3)	—	125,000	13.84	02/07/2027

(1)	All of the outstanding equity awards described in this table were granted under our 2013 Plan.
(2)	Our Class B common stock was not publicly traded as of December 31, 2017. The market price for our Class B common stock is based on the last reported sale price of our Class A common stock on December 29, 2017.
(3)	The stock option vests at a rate of 1/4th of the shares of Class B common stock underlying the stock option vesting on the one-year anniversary of the vesting commencement date and 1/48th of the shares of Class B common stock underlying the stock option vesting each month following the one-year anniversary of such date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change of Control.”
(4)	The RSUs granted to our Named Executive Officers only vest upon the satisfaction of both (i) a time and service-based vesting condition and (ii) a liquidity-based vesting condition. The time and service-based vesting condition provides that 1/4th of the total number of RSUs shall vest on each of the first, second, third and fourth annual anniversaries of the grant date. The liquidity-based vesting condition was satisfied in September 2017. The RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change of Control.”

On December 14, 2017, our compensation committee approved grants of option awards to purchase shares of Class A common stock and RSUs to our Named Executive Officers. The stock options were granted on

January 5, 2018 as follows: Dean A. Stoecker—153,471; Robert S. Jones—76,735; and Seth K. Greenberg—26,378. One-fourth of the total number of shares subject to the stock option awards vests on January 1, 2019 and an additional 1/48th of the total number of shares subject to the option awards vests monthly thereafter. The RSUs were granted on January 5, 2018 as follows: Dean A. Stoecker—64,673; Robert S. Jones—32,336; Seth K. Greenberg—11,116. The RSUs granted to our Named Executive Officers vest at a rate of 1/4th of the total RSUs on January 1, 2019, and on each yearly anniversary thereafter, subject to the status of “Participant’s Service” (as defined in the 2017 Plan) through each vesting date. The option awards and RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change of Control.”

Non-Equity Incentive Plan Compensation

Discretionary Annual Bonus Program

Messrs. Stoecker and Greenberg participated in our discretionary annual bonus program during the year ended December 31, 2017. Incentives under our discretionary annual bonus program were payable twice a year based on our achievement of semi-annual and annual revenue targets, with 50% of each participant’s annual bonus target payable on or before August 15, 2017 and 50% of the annual bonus target payable on or before March 15, 2018. Payments under the bonus program were conditioned upon achievement of 80% of our semi-annual and annual revenue targets and subject to our management’s discretion to increase or reduce such awards. The bonus payment for the year also includes an accelerator on full year company performance of 150% if 115% of the annual revenue target is achieved. For the year ended December 31, 2017, the target bonus amounts were $300,000 for Mr. Stoecker and $150,000 for Mr. Greenberg. Amounts earned by Messrs. Stoecker and Greenberg for the year ended December 31, 2017 under the discretionary annual bonus program are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Sales Commission Plan

Mr. Jones participated in a sales commission plan during the year ended December 31, 2017. Compensation under this sales commission plan was variable based on the quarterly achievement of revenue determined in accordance with generally accepted accounting principles, or GAAP, compared to management’s quarterly GAAP revenue forecast. Payments under the sales commission plan were conditioned upon achievement of at least 75% of the target variable compensation, with payout at up to 125% of target variable compensation each quarter and up to a total payout amount of $250,000 for the year ended December 31, 2017. Mr. Jones’s payment was based on the achievement rate on a quarterly basis and was paid in the month following the quarter in which the amount became payable. Amounts earned by Mr. Jones for the year ended December 31, 2017 under the sales commission plan are set forth in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column with the amount payable to Mr. Jones for the first quarter of 2017 calculated on a pro rata basis from January 30, 2017.

Offer Letters

We have entered into offer letters with each of the Named Executive Officers. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. Any potential payments and benefits due upon a termination of employment or a change of control of us are further described below in “—Potential Payments upon Termination or Change of Control.”

Dean A. Stoecker

In February 2017, we entered into an amended and restated offer letter with Mr. Stoecker, our Chairman and Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $375,000, subject to periodic review. Under the offer letter, Mr. Stoecker is also eligible to earn a discretionary annual bonus based on achievement of specified performance goals, in an amount up to 80% of his annual base salary. For information regarding payments made to Mr. Stoecker in the year ended December 31, 2017 under our discretionary annual bonus program, see the section titled “—Non-Equity Incentive Plan Compensation—Discretionary Annual Bonus Program.”

Robert S. Jones

In March 2017, we entered into an amended and restated offer letter with R. Scott Jones, our Chief Revenue Officer. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $350,000, subject to periodic review. Under the offer letter, Mr. Jones is also eligible to earn variable compensation in accordance with our sales commission plan in an amount up to $250,000. For information regarding payments made to Mr. Jones in the year ended December 31, 2017 under our discretionary annual bonus program, see the section titled “—Non-Equity Incentive Plan Compensation—Sales Commission Plan.”

Seth K. Greenberg

In March 2017, we entered into an amended and restated offer letter with Seth K. Greenberg, our Chief Marketing Officer. The offer letter has no specific term and provides for at-will employment. The offer letter provides for an annual base salary of $300,000, subject to periodic review. Under the offer letter, Mr. Greenberg is also eligible to earn a discretionary annual bonus based on achievement of specified performance goals, in an amount up to 50% of his annual base salary. For information regarding payments made to Mr. Greenberg in the year ended December 31, 2017 under our discretionary annual bonus program, see the section titled “—Non-Equity  Incentive Plan Compensation—Discretionary Annual Bonus Program.”

Potential Payments upon Termination or Change in Control

In March 2017, we entered into severance and change in control agreements, or Severance & Change of Control Agreements, with each of our Named Executive Officers. These agreements provide for each of our Named Executive Officers to receive the benefits described below upon either a termination by us of the executive officer’s employment without “cause” or a voluntarily resignation by the executive officer from his employment with “good reason” (each as defined in the Severance & Change of Control Agreement). We refer to either of these terminations as a “qualifying termination.” These benefits are contingent upon the executive officer executing a customary release of claims.

The benefits provided under the Severance & Change of Control Agreements vary depending on whether the executive officer is subject to the qualifying termination within a period beginning three months before a change of control (as defined in the Severance & Change of Control Agreement) and ending 12 months after a change of control, or the change of control period.

If a qualifying termination occurs prior to or after the change of control period, each of Messrs. Stoecker, Jones, and Greenberg will be entitled to: (i) 12 months’, nine months’, and nine months’ continued payment of base salary, respectively, and (ii) if the executive officer elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, then payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 12 months, nine months and nine months, respectively.

If a qualifying termination occurs during the change of control period, Messrs. Stoecker, Jones, and Greenberg will be entitled to: (i) 18 months’, 12 months’, and 12 months’ continued payment of base salary, respectively, (ii) if the executive officer elects to continue his health insurance coverage under COBRA, then payment of the premiums for his continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months, 12 months, and 12 months, respectively, and (iii) full acceleration of each of the executive officer’s then-outstanding but unvested equity awards, except that awards subject to the satisfaction of performance criteria will accelerate if, and only to the extent, set forth in the applicable award agreement. These benefits and acceleration are contingent upon the consummation of the change of control.

If a change of control occurs and our successor or acquirer refuses to assume, convert, or substitute the then-outstanding and unvested equity awards held by the Named Executive Officers then those awards will accelerate in full, except that awards subject to the satisfaction of performance criteria will accelerate if, and only to the extent, set forth in the applicable award agreement.

The Severance & Change of Control Agreements with the Named Executive Officers are in effect for three years, unless renewed, or earlier terminated, subject to certain limitations. The benefits under the Severance & Change of Control Agreements supersede all other agreements and understandings between us and the Named Executive Officers with respect to severance and vesting acceleration.

In addition to the Severance & Change of Control Agreements that we have entered into with our Named Executive Officers, we have entered into Severance & Change of Control Agreements with each of our other executive officers on similar terms provided to our Named Executive Officers.

401(k) Plan

We maintain a retirement plan for the benefit of our employees. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the retirement plan, participating employees may defer a percentage of their eligible pre-tax earnings up to the Internal Revenue Service’s annual contribution limit. All of our full-time employees with at least one month of service and that are over the age of 21 are eligible to participate in the plan. The retirement plan does not permit investment of participant contributions or contributions by us in our common stock. Our contributions to the plan are discretionary. We have historically provided a matching contribution of 50% of employee contributions in each year with a maximum match of 6% of participating employees’ annual salaries. Our contributions vest immediately.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, restated bylaws, and indemnification agreements are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	5,660,228	$8.70	5,340,657	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	5,660,228	$8.70	5,340,657

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes the 2013 Plan and 2017 Plan and excludes purchase rights accruing under the 2017 Employee Stock Purchase Plan, or 2017 ESPP.
(3)	There are no shares of common stock available for issuance under our 2013 Plan, but that plan will continue to govern the terms of options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2013 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2017 Plan. In addition, the number of shares reserved for issuance under our 2017 Plan increased automatically by 2,981,727 on January 1, 2018 and will increase automatically on the first day of January of each of 2019 through 2027 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2017, there were 1,010,649 shares of Class A common stock available for issuance under the 2017 ESPP. The number of shares reserved for issuance under our 2017 ESPP increased automatically by 596,345 on January 1, 2018 and will increase automatically on the first day of January of each year during the term of the 2017 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2017, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Employment Arrangement with an Immediate Family Member of Our Chairman and Chief Executive Officer

Reed Stoecker, the son of Dean A. Stoecker, our Chairman and Chief Executive Officer, is a sales employee in strategic accounts. During the year ended December 31, 2017, Reed Stoecker had total cash compensation, including base salary, bonus, and other cash compensation of $0.3 million. Reed Stoecker was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Chairman and Chief Executive Officer.

Participation in Our Initial Public Offering

ICONIQ Capital and Insight Venture Partners, each a holder of more than 5% of our capital stock and, with respect to Insight Venture Partners, an affiliate of a member of our board of directors, each purchased, through their affiliated entities, 675,000 shares of our Class A common stock in our initial public offering at the initial public offering price.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation on Liability and Indemnification Matters.”

Review, Approval or Ratification of Transactions with Related Parties

Our written related party transactions policy and the charters of our audit committee and nominating and corporate governance committee adopted by our board of directors require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited consolidated financial statements for the year ended December 31, 2017. Our audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Timothy I. Maudlin, Chair

Kimberly E. Alexy

Charles R. Cory

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Alteryx, Inc., 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Corporate Secretary.

To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 28, 2019 and not later than 5:00 p.m. Pacific Time on March 30, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 annual meeting of stockholders must be received by us not later than December 28, 2018 in order to be considered for inclusion in our proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2017, except for the following: a Form 3 was not timely filed for each of Thomson Reuters U.S. LLC, Jeffery L. Horing, entities affiliated with Insight Venture Partners, and ICONIQ Capital and a Form 4 was not timely filed for Dean A. Stoecker.

Available Information

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Alteryx, Inc.

3345 Michelson Drive, Suite 400

Irvine, California 92612

Attn: Investor Relations

The annual report is also available at https://investor.alteryx.com under “SEC Filings” in the “Financial Information” section of our website.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (800) 542-1061 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at 3345 Michelson Drive, Suite 400, Irvine, California 92612, Attn: Investor Relations, telephone number (844) 842-1912.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Christopher M. Lal
Senior Vice President, General Counsel and Corporate Secretary

ALTERYX, INC. Proxy for Annual Meeting of Stockholders on June 13, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Dean A. Stoecker and Christopher M. Lal, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Alteryx, Inc., to be held on Wednesday, June 13, 2018 at 8:00 a.m. Pacific Time at 3333 Michelson Drive, Palm Conference Room, Irvine, California 92612, and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side.)1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OFALTERYX, INC. June 13, 2018GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21395/Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 061318THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE of Directors: FOR AGAINST1. Election of Directors: 2. Ratification of the appointment of PricewaterhouseCoopers LLPNOMINEES: as our independent registered public accounting firm for the year FOR ALL NOMINEES O Timothy I. Maudlin ending December 31, 2018.O Eileen M. Scholes Note: Such other business as may properly come before the meeting or any WITHHOLD AUTHORITY adjournment or postponement thereof. FOR ALL NOMINEES FOR (See ALL instructions EXCEPT below)FOR AGAINST ABSTAININSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT “and fill in the circle next to each nominee you wish to withhold, as shown here: To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above may not the . Please be box submitted at note right and that vitamins method. Signature of Stockholder Date: Signature of Stockholder Date: Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .